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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synopsys, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-116222, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-56170, 333-63216, 333-71056, 333-50947, 333-77000, 333-97317, 333-97319, 333-99651, 333-100155, 333-103418, 333-103635, 333-103636, 333-106149, 333-108507, 333-116222, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, 333-22663, and 333-75638) on Form S-8 of Synopsys, Inc. of our report dated December 11, 2004, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended October 31, 2004, which report appears in this annual report on Form 10-K of Synopsys, Inc.

        As discussed in Note 4 to the consolidated financial statements, effective November 1, 2002, Synopsys, Inc. adopted Statement of Financial Accounting Standards No, 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Mountain View, California
January 11, 2005

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  EXHIBIT 23.1